UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan	48076
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 28, 2007, Arcadia Resources, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) to acquire all of the outstanding membership units (the “Units”) of PrairieStone Pharmacy, LLC (“PrairieStone”). The selling members (“Sellers”) of PrairieStone are identified in Exhibit 99.1. The purchase price (“Purchase Price”) for the Units is the sum of the following four components: Closing Date Consideration, the Price Adjustment (if any), the Anniversary Date Consideration (if any), and the Earn-Out Consideration (if any). Closing on the Purchase Agreement (the “Closing”) will take place on the later of (i) a date to be determined in February, 2007 (assuming all conditions precedent are satisfied or waived) or (ii) one business day after all conditions precedent are satisfied or waived, unless the Purchase Agreement is sooner terminated due to a breach or failure to satisfy a condition precedent to Closing. The Purchase Agreement includes the following provisions:
     Purchase Price. The four components of the Purchase Price are to be determined as follows:
1.	Closing Date Consideration. The Closing Date Consideration is the lesser of (i) 8 million shares of the Company’s common stock and (ii) that number of Company shares arrived at by dividing $20 million dollars by the Closing Date Price (defined as the average closing price per Company share for each of the last ten trading days before Closing). The Closing Date Consideration is payable to the Sellers at Closing. The Company shares issued to the Sellers to satisfy the Closing Date Consideration are referred to herein as the Closing Date Shares.

2.	Price Adjustment. If the Closing Date Price is less than or equal to the Ceiling Price (defined as $2.50 per share of Company common stock unless modified by a capital adjustment), there shall be a Price Adjustment increase on the Closing Date Shares equal to six percent of the difference between the Ceiling Price and the Closing Date Price. The Price Adjustment, if any, is payable at the Company’s election in shares or cash within ten days of the Anniversary Date (defined as the first business day one calendar year after Closing). Any shares issued to satisfy the Price Adjustment will be valued as of the Anniversary Date.

3.	Anniversary Date Consideration. If the Anniversary Date Price (defined as the average closing price per Company share for each of the last ten (10) trading days before the Anniversary Date) is less than or equal to the Ceiling Price, the Anniversary Date Consideration payable with respect to the Closing Date Shares shall be the amount by which the Ceiling Price per share exceeds the greatest of the Closing Date Price, the Anniversary Date Price or the Interim Sale Price per share (defined as the average price at which each Seller has sold any of his/its Closing Date Shares before the Anniversary Date). The Anniversary Date Consideration, if any, is payable at the Company’s election within ten (10) days of the Anniversary Date in cash or Company shares, valued as of the Anniversary Date. The Anniversary Date Consideration payable to a Seller, if any, is calculated as follows:

•	For each Closing Date Share that a Seller has not sold before the Anniversary Date, the Anniversary Date Consideration payable to such Seller with respect to such Closing Date Shares shall be calculated as follows: (i) if the Anniversary Date Price is equal to or greater than the Ceiling Price, the Anniversary Date Consideration shall be zero; (ii) if the Anniversary Date Price is less than the Ceiling Price and less than or equal to the Closing Date Price, the Anniversary Date Consideration will be an amount equal to the difference between the Closing Date Price and the Ceiling Price; and (iii) if the Anniversary Date Price is less than the Ceiling Price and greater than the Closing Date Price, the Anniversary Date Consideration will be an amount equal to the difference between the Anniversary Date Price and the Ceiling Price.

•	For all of the Closing Date Shares that a Seller has sold before the Anniversary Date, the Anniversary Date Consideration payable to such Seller with respect to such Closing Date Shares shall be calculated as follows: (i) if the Anniversary Date Price is equal to or greater than the Ceiling Price, the Anniversary Date Consideration shall be zero; (ii) if the Interim Sale Price is greater than or equal to the Ceiling Price, the Anniversary Date Consideration shall be zero; (iii) if the Interim Sale Price is less than the Ceiling Price, then the Anniversary Date Consideration due shall be an amount equal to the least of (a) the difference between the Interim Sale Price and the Ceiling Price, or (b) the difference between the Closing Day Price and the Ceiling Price, or (c) the difference between the Anniversary Date Price and the Ceiling Price.
4.	Earn-Out Consideration. The Earn-Out Consideration payable to the Sellers, if any, shall be calculated and determined as follows: (i) in the case of the first full twelve (12) month period following the Closing Date, provided that PrairieStone’s annual earning before interest, taxes, depreciation and amortization (EBITDA as defined in the Agreement) for such period exceeds $1.5 million dollars, the Earn-Out Consideration shall equal twenty-five percent (25%) of PrairieStone’s annual EBITDA for such period, provided that No Earn-Out consideration is payable if the annual EBITDA for such period does not exceed $1.5 million; and (ii) in the case of the second full twelve (12) month period following the Closing Date, the Earn-Out Consideration is twenty percent (20%) of the excess, if any, of PrairieStone’s annual EBITDA for the second twelve month period over the EBITDA for the first twelve (12) month period, provided that if the annual EBITDA for the second twelve (12) month period does not exceed $18 million dollars, no Earn-Out Consideration is payable. The Earn-Out Consideration, if any, can be paid by the Company in cash or Company shares valued as of the Anniversary Date.
     Holdback Shares. A designated number of the Closing Date Shares payable to two of the Sellers who are executives of PrairieStone (the “Executive Sellers”), will be held by the Company subject to a Holdback Account. The shares to be held by the Company subject to the Holdback Account are referred to as the (“Holdback Shares”). The Holdback Shares will be held by the Company for the purpose of satisfying any indemnity claim by the Company against the Executive Sellers. As of the Closing and as of the end of each quarter thereafter during the first year following the Closing, unless the average closing price per Company share for each of the last ten trading days before such date equals or exceeds $2.50 per share, no Holdback Shares will be placed into the Holdback Account. On the Anniversary Date, the Holdback Account shall contain Holdback Shares valued at $1.5 million dollars and shall be adjusted thereafter based upon the ten day average closing price per Company share for each of the last ten trading dates before such date. Any dividends or distributions paid on or with respect to the Holdback Shares, while such shares are held in the Holdback Account, shall be paid to the Executive Sellers. The Executive Sellers shall have the right to vote all Holdback Shares.
     The Holdback Shares shall be released from the Holdback Account by the Company to the Executive Sellers no later than June 30, 2009 if the annual EBITDA of PrairieStone for the fiscal year ending March 31, 2009 equals or exceeds $10 million dollars. If the annual EBITDA of PrairieStone for the fiscal year ending March 31, 2009, does not equal or exceed $10 million dollars, then fifty percent (50%) of the Holdback Shares shall be released within ninety (90) days following the end of the first fiscal quarter after the fiscal year ending March 31, 2009, if PrairieStone has achieved $10 million dollars of annualized annual EBITDA for such quarter, and the remaining balance of the Holdback Shares shall be released within ninety (90) days following the second fiscal quarter after the fiscal year ending March 31, 2009, if PrairieStone has achieved $10 million dollars of annualized annual EBITDA for such quarter. Notwithstanding the forgoing, if PrairieStone’s annualized annual EBITDA has not reached $10 million dollars on or before the quarter ending March 31, 2010, the Holdback Shares shall be released to the Company and cancelled.
     Sale of Company Shares By Executive Sellers To Satisfy Tax Obligations. During the thirty day period (the “Private Sale Period”) following the date upon which the Registration Statement is declared effective by the Securities and Exchange Commission, the Company will use reasonable commercial efforts to assist the Executive Sellers with finding a private sale buyer for their Tax Liability Shares (defined as 2,200,000 divided by the Closing price per share of the Company stock as of the Closing Date). To the extent that during the Private Sale Period a private sale transaction does not occur or less than all of the Executive Sellers Tax Liability Shares are sold, the Executive Sellers will be free for sixty (60) days (the “Market Sale Period”) to sell in market sales any remaining Tax Liability Shares. At the end of the Market Sale Period, if the net proceeds to the Executive Sellers from their private sale transaction and the market sale transactions is less than $2,200,000 dollars (“Tax Liability”), in exchange for any remaining Tax Liability Shares the Company shall either distribute cash to the Executive Sellers sufficient to satisfy the outstanding balance of their Tax Liability or distribute Company shares to the Executive Sellers with a then current market value sufficient to satisfy the outstanding balance of the Tax Liability.
     Restriction on Issuance of Company Common Stock. The Company is not obligated to issue in the aggregate to the Sellers that number of its shares of common stock as would constitute more than twenty percent (20%) of all of its issued and outstanding shares of common stock as of the Closing Date, excluding the shares issuable to the Sellers at Closing.
     Registration Rights. The registration rights agreement to be entered into at Closing provides that the Company will file with the U.S. Securities and Exchange Commission (“SEC”),

before the later of (i) forty-five (45) Calendar Days after the Closing Date; or (ii) ten (10) Calendar Days after receipt by the Company of PrairieStone’s audited financial statements and related independent accountants report and consent, a registration statement on Form S-3 or such other form as is available to the Company to enable the resale of the shares by the Sellers from time to time. The Company will use its best efforts, subject to receipt of specified information from the Sellers, to cause the registration statement to become effective within ninety (90) calendar days after filing, or, in the event of a full review by the SEC, within one hundred twenty (120) calendar days after filing (the “Required Effective Date”). If the registration statement has not been declared effective by the SEC on or before the Required Effective Date because of the Company breach of this provision, then the Sellers shall be entitled to receive from the Company, pro rata, as their sole legal remedy for such breach, an aggregate number of shares of common stock equal to 1% of the number of Closing Shares for each month after the Required Effective Date that the Registration Statement is not declared effective, up to a maximum aggregate amount of five percent (5%) of the Closing Shares (the “Penalty Shares”).
     Sales of Company Shares by Sellers. The Sellers have agreed that during the two (2) year period following the Closing, they will not, individually or in the aggregate, publicly sell or otherwise privately sell, give, transfer, exchange dividend or distribute in any one day more than the Sellers Total Daily Limit of the Company shares. The Sellers’ Total Daily Limit shall mean the greater of twenty-five thousand (25,000) shares or during the first year following Closing twenty percent (20%) of the average daily trading volume of the Company common stock during the five trading days preceding the day of sale and during the second year thirty percent (30%) of such average daily trading volume. The Sellers further agree that at all times prior to the Anniversary Date, the Sellers shall not sell any of the Company shares on a short basis.
     Other Seller Obligations. Certain of the Sellers are obligated to execute releases and non-competition agreements with PrairieStone. The Executive Sellers are obligated to enter into employment agreements.
     PrairieStone Indebtedness.
     1. The eq Life Stores, LLC line of credit which as of January 28, 2007 had an outstanding principal balance of approximately $220,000 dollars, will remain in place as of the Closing Date or be paid down or paid off by Prairie Stone with cash from operations shortly after closing.
     2. The term loan obligation of PrairieStone owed to AmerisourceBergen Drug Corporation (“ABDC”) in the principal amount of the $3,750,000 dollars will be paid off in full by the Company at Closing with shares of Company stock equal to a value equal of ninety percent (90%) of the ten (10) day average closing price per share for the Company stock prior to the Closing Date. Any accrued and unpaid interest owed by PrairieStone to ABDC under the term loan shall be paid off by PrairieStone in cash on the Closing Date.
     3. A term loan obligation in the principal amount of $3,750,000 dollars owed to Lunds, Inc. will be paid down and or off on or before the Closing Date from the proceeds received by PrairieStone from the sale to Lunds of the assets of fifteen (15) retail pharmacies owned by PrairieStone which are located within grocery stores that are owned and operated by Lunds and Byerly’s, Inc. Any remaining principal balance on this term loan and accrued and unpaid interest thereon which is not paid off from the proceeds related to the sale of the assets will be paid off in full on the Closing Date, or shortly thereafter.
     4. A $4.0 million dollar revolving line of credit loan from ABDC to Prairie Stone which will have a $750,000 dollar outstanding principal balance on the Closing Date will be amended and restated by PrairieStone and ABDC on the Closing Date (the “Amended and Restated Line of Credit”). The Amended and Restated Line of Credit will have a starting principal balance as of the Closing Date of $750,000 dollars and will be secured by an all assets security interest in the assets of PrairieStone and Company subsidiaries Wellscripts, LLC and SSAC, LLC. The Amended and Restated Line of credit will also be guaranteed by the Company. Advances under the Amended and Restated Line of Credit will be subject to, among other things, there being a sufficient level of collateral and PrairieStone achieving certain levels of EBITDA.
     PrairieStone Sale of Retail Store Assets and Management Agreement. The Company’s obligation to close is contingent on PrairieStone closing on the sale of the assets fifteen (15) retail pharmacies located within grocery stores owned and operated by Lunds and Byerly’s, Inc. to Lunds, which transaction includes execution of a five-year Management Services Agreement between Lunds and the Company.
     Prime Vendor Agreement with AmerisourceBergen Drug Corporation. A requirement of Closing is that the Company and PrairieStone enter into an exclusive supply agreement (the “Prime Vendor Agreement”) with AmerisourceBergen Drug Corporation for a term through September of 2010, which contains minimum volume purchase requirements and maximum pricing levels.
     Other Closing Contingencies and Agreements. In addition to usual and customary closing contingencies, the Company’s obligation to close is contingent on approval from the American Stock Exchange for the issuance of the Company shares and the Company’s ten (10) day average share price prior to Closing not falling below a certain price level.
Item 3.02 Unregistered Sales of Equity Securities.
     See the disclosures in Item 1.01, incorporated herein by this reference. In addition to the eight (8) million shares of the Company’s common stock payable at the PrairieStone Closing, the Company has reserved an additional twelve (12) million shares of its common stock to be paid to the Sellers if and when required by the Agreement. On January 30, 2007, the Company issued 4,785,050 shares of common stock upon the cashless exercise of a Class B-1 warrant. The consideration consisted of 2,450 shares of Company common stock. On January 22, 2007, the Company issued 100,000 shares of common stock upon the exercise of a Class A warrant for total consideration of $50,000. On December 15, 2006, the Company agreed to issue 3,000 shares of common stock to an accredited investor in exchange for the cancellation of certain contractual obligations. Each transaction reported is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D if applicable, as not involving a public offering. Shares issued on the cashless exercise of warrants are additionally exempt from registration on the basis of Section 3(a)(9) of the Securities Act of 1933; no commission or other remuneration was paid or given for these exchanges, and shares surrendered on conversion are accounted for by the Company on a net issuance basis. Each transaction was made without general solicitation or advertising and was not underwritten. Each security certificate will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred, or assigned in the absence of an effective registration statement or an opinion of the Company’s counsel that registration is not required under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
     Exhibit 99.1     Schedule of Sellers.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/S/ John E. Elliott, II

John E. Elliott, II

Its:	Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: February 1, 2007

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 99.1	Schedule of Sellers.